UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 19, 2018
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company PG&E Corporation	☐
Emerging growth company Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events

Pacific Gas and Electric Company (the “Company”) intends to issue, on or around January 19, 2018, a notice of redemption to redeem all $400 million aggregate principal amount of outstanding 8.25% Senior Notes due 2018 (the “Notes”) on or around February 18, 2018 (the “Redemption Date”). The Notes were issued under the indenture dated as of April 22, 2005 (the “Base Indenture”), as supplemented by the fourth supplemental indenture, dated as of October 21, 2008, and the fifth supplemental indenture, dated as of November 18, 2008 (the Base Indenture, as so supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will be redeemed at the make-whole redemption price set forth in the Indenture plus accrued and unpaid interest on the Notes to the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

	By:	/s/ David S. Thomason
Name: David S. Thomason
Dated: January 19, 2018		Title: Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ David S. Thomason
Name: David S. Thomason
Dated: January 19, 2018		Title: Vice President, Chief Financial Officer and Controller